Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in Registration Statements of ION Networks, Inc. and Subsidiary on Form S-8 [File No. 033-61837, 333-14681, 333-76809, 333-50204, and 333-76568] of our report dated February 11, 2005, on our audits of the financial statements of ION Networks, Inc. and Subsidiary as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which reports are included in this Annual Report on Form 10-KSB.

Marcum & Kliegman LLP

March 22, 2005